EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No 333-281870 on Form F-3 and Registration Statement Nos. 333-213344 and 333-281879 on Form S-8 of our report dated March 6, 2026, relating to the financial statements of Ardmore Shipping Corporation and the effectiveness of Ardmore Shipping Corporation’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York

March 6, 2026